                                                                     EXHIBIT 4.9

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 16, 1999 (this "Agreement"), is by and among BWAY CORPORATION, a Delaware corporation
       ---------
("BWAY"), BROCKWAY STANDARD, INC., a Delaware corporation ("Brockway"), BROCKWAY
  ----                                                      --------
STANDARD (NEW JERSEY), INC., a Delaware corporation (formerly named Milton Can Company, Inc.) ("Brockway New Jersey"), MILTON CAN COMPANY, INC., a Delaware
                 -------------------
corporation ("Milton"), BMAT, INC., a Delaware corporation ("BMAT"), CHICAGO
              ------                                         ----
SERVICE DIVISION, INC., a Delaware corporation ("CSD"), CHICAGO METAL
                                                 ---
DECORATING, INC., a Delaware corporation ("CMD"), BROOKFIELD SERVICE DIVISION,
                                           ---
INC., a Delaware corporation ("BSD"), TRENTON METAL DECORATING, INC., a Delaware
                               ---
corporation  ("TMD"), the Lenders parties to the Credit Agreement referred to
               ---
below (the "Lenders"), BANKERS TRUST COMPANY, as Administrative Agent and
            -------
Syndication Agent, and BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), successor to NATIONSBANK, N.A. (SOUTH), as Documentation Agent and Paying Agent.

                                   RECITALS:

     WHEREAS, BWAY, Brockway, Brockway New Jersey, Milton, BMAT, CSD, CMD, BSD, TMD, the Agents and the Existing Lenders are parties to that certain Credit Agreement dated as of June 17, 1996, as amended by the Master Assignment and Consent Agreement and First Amendment to Credit Agreement dated as of August 15, 1996, the Second Amendment to Credit Agreement dated as of October 15, 1997 and the Third Amendment to Credit Agreement dated as of November 2, 1998 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"); and
           ----------------

     WHEREAS, BWAY and the Borrowers have requested the Agents and the Lenders to amend the Credit Agreement in certain respects as set forth herein and the Agents and the Lenders are agreeable to the same, subject to the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1.  DEFINED TERMS.  Unless otherwise defined herein, all
                 -------------
capitalized terms used herein shall have the meanings given them in the Credit Agreement.

     SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT.  The Credit Agreement is, as of
                 ------------------------------
the Effective Date (as defined below), hereby amended as follows:

          (a) Section 5.3.2 of the Credit Agreement is hereby amended by
              -------------
deleting the table appearing at the end of the first paragraph of such Section in its entirety and substituting therefor the following:

                                                                              Interest
                         "Fiscal Quarter                                    Coverage Ratio
                          --------------                                    --------------
Fiscal Quarters ending on or prior to June 30, 1998                             2.75:1.00
Fiscal Quarters ending on September 27, 1998 through June 30, 1999              2.50:1.00
Fiscal Quarter ending on September 30, 1999                                     2.75:1.00
Fiscal Quarters ending on December 31, 1999 through June 30, 2000               2.25:1.00
All Fiscal Quarters ending after June 30, 2000                                  2.75:1.00"

     SECTION 3. AMENDMENT FEE. In consideration of the execution of this
                -------------
Agreement by the Agents and the Lenders, the Borrowers hereby agree to pay each Lender which executes this Agreement on or prior to December 16, 1999 a fee (the "Amendment Fee") in an amount equal to such Lender's Revolving Loan Commitment
 -------------
multiplied by 0.25%.

     SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This
                --------------------------------------------------
Agreement shall become effective upon the date (the "Effective Date") each of
                                                     --------------
the following conditions have been satisfied:

          (a) Execution and Delivery.  BWAY, the Borrowers, the Agents and the
              ----------------------
Required Lenders shall have executed and delivered this Agreement.

          (b) No Defaults. No Unmatured Event of Default or Event of Default
              -----------
under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

          (c) Representations and Warranties. The representations and warranties
              ------------------------------
of BWAY and the Borrowers contained in this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty expressly refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

          (d) Payment of Amendment Fee.  The Borrowers shall have paid in full
              ------------------------
to the Administrative Agent, for ratable distribution to those Lenders that have signed this Agreement on or prior to December 16, 1999, an amount equal to the Amendment Fee, and any other separately agreed upon fees.

          (e) Reaffirmation of Guaranty. Each Guarantor Subsidiary shall have
              -------------------------
executed and delivered a Reaffiramation of Guaranty in the form attached hereto as Exhibit A.
   ---------

     SECTION 5.  REPRESENTATIONS AND WARRANTIES.
                 ------------------------------

          (a) BWAY and each Borrower represents and warrants (i) that it has full power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) that this Agreement has been duly authorized, executed and delivered by such party and
(iii) that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          (b) BWAY and each Borrower represents and warrants that the following statements are true and correct:

              (i) The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

              (ii) No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or an Unmatured Event of Default.

              (iii) The execution, delivery and performance of this Agreement by each of BWAY and each Borrower do not and will not violate its respective certificate or articles of incorporation or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

               (iv) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with its execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

     SECTION 6.  REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.
                 ------------------------------------------------

          (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the
                      -------------------
Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under the Credit Agreement, the Loan Documents or the Ancillary Documents.

     SECTION 7.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in
                 -------------------------
counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND BE
                 -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

     SECTION 9.  HEADINGS.  Section headings in this Agreement are included
                 --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

     SECTION 10.  FEES AND EXPENSES.  The Borrowers hereby acknowledge that all
                  -----------------
costs, fees and expenses as described in Section 11.4 of the Credit Agreement
                                         ------------
incurred by the Administrative Agent and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

                          [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.


BWAY CORPORATION                         BROCKWAY STANDARD, INC.

By:________________________________      By:________________________________
Name:______________________________      Name:______________________________
Title:_____________________________      Title:_____________________________



MILTON CAN COMPANY, INC.                 BMAT, INC.

By:________________________________      By:_______________________________
Name:______________________________      Name:_____________________________
Title:_____________________________      Title:____________________________



BROCKWAY STANDARD (NEW JERSEY), INC.     CHICAGO SERVICE DIVISION, INC.

By:________________________________      By:_______________________________
Name:______________________________      Name:_____________________________
Title:_____________________________      Title:____________________________



CHICAGO METAL DECORATING, INC.           BROOKFIELD SERVICE DIVISION, INC.

By:________________________________      By:_______________________________
Name:______________________________      Name:_____________________________
Title:_____________________________      Title:____________________________



TRENTON METAL DECORATING, INC.

By:________________________________
Name:______________________________
Title:_____________________________


                     Fourth Amendment to Credit Agreement

                                    BANKERS TRUST COMPANY,
                                    individually and as Administrative Agent,
                                    Syndication Agent and Facing Agent

                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________



                     Fourth Amendment to Credit Agreement

                                    BANK OF AMERICA, N.A. (formerly NationsBank,
                                    N.A.), successor to NATIONSBANK, N.A.
                                    (SOUTH), individually and as Documentation
                                    Agent and Paying Agent

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                     Fourth Amendment to Credit Agreement

                                    HARRIS TRUST AND SAVINGS BANK,
                                    individually and as Co-Agent

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                     Fourth Amendment to Credit Agreement

                                    FIRST UNION, formerly
                                    CORESTATES BANK, N.A.

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                     Fourth Amendment to Credit Agreement

                                    THE BANK OF NOVA SCOTIA

                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________


                     Fourth Amendment to Credit Agreement

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                     Fourth Amendment to Credit Agreement

                                    WACHOVIA BANK, N.A.

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                     Fourth Amendment to Credit Agreement

                                    NATIONAL CITY BANK, KENTUCKY

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                     Fourth Amendment to Credit Agreement

                                    SUNTRUST BANK, ATLANTA,
                                    individually and as Co-Agent

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                     Fourth Amendment to Credit Agreement

                                    THE BANK OF NEW YORK

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                     Fourth Amendment to Credit Agreement

                                    BANK OF TOKYO-MITSUBISHI LIMITED, ATLANTA
                                    AGENCY

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                     Fourth Amendment to Credit Agreement

                                   EXHIBIT A

                           REAFFIRMATION OF GUARANTY
                           -------------------------

          Each of the undersigned acknowledges receipt of the Credit Agreement dated as of June 17, 1996, as amended by the Master Assignment and Consent Agreement and First Amendment to Credit Agreement dated as of August 15, 1996, the Second Amendment to Credit Agreement dated as of October 15, 1997, the Third Amendment to Credit Agreement dated as of November 2, 1998 and the Fourth Amendment to Credit Agreement dated as of December 16, 1999 (as so amended, the "Credit Agreement"), by and among BWAY Corporation, a Delaware corporation,
 ----------------
Brockway Standard Inc., a Delaware corporation, Brockway Standard (New Jersey), Inc., a Delaware corporation, Milton Can Company, Inc., a Delaware corporation, BMAT, Inc., a Delaware corporation, Chicago Service Division, Inc., a Delaware corporation, Chicago Metal Decorating, Inc., a Delaware corporation, Brookfield Service Division, Inc., a Delaware corporation, Trenton Metal Decorating, Inc., a Delaware corporation, Bankers Trust Company, as Administrative Agent and Syndication Agent, Bank of America, N.A. (formerly NationsBank, N.A.), successor to NationsBank, N.A. (South), as Documentation Agent and Paying Agent, and the financial institutions party thereto as lenders, and each of the undersigned consents to the Credit Agreement (as so amended) and each of the amendments, consents and waivers referenced therein, and hereby reaffirms its obligations under the Subsidiary Guaranty (as such term is defined in the Credit Agreement) executed by the undersigned.

Dated as of December 16, 1999

ARMSTRONG CONTAINERS, INC.              MILTON METAL GRAPHICS, INC.

By:________________________________     By:________________________________
Name:______________________________     Name:______________________________
Title:_____________________________     Title:_____________________________

                                        NORTHEAST TINPLATE COMPANY, INC.

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________



                     Fourth Amendment to Credit Agreement